Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Attis, Industries, Inc. (“the Company”) of our report dated July 19, 2018 with respect to the balance sheet of Flux Carbon, LLC as of December 31, 2017 and the related statements of operations, changes in members’ deficit and cash flows for the period January 3, 2017 to December 31, 2017, of our report dated July 19, 2018 with respect to the balance sheets of Genarex FD, LLC as of December 31, 2017 and 2016 and the related statements of operations, changes in members’ deficit and cash flows for the two years then ended, of our report dated July 19, 2018 with respect to the balance sheets of Advanced Lignin Biocomposites, LLC as of December 31, 2017 and 2016 and the related statements of operations, changes in members’ deficit and cash flows for the two years then ended, of our report dated July 19, 2018 with respect to the balance sheets of Applied Combustion Research, LLC for the years ended December 31, 2017 and 2016 and the related statements of operations, changes in members’ deficit and cash flows for the two years then ended included in the Company’s Form 8-K/A dated July 24, 2018 and to the reference to our firm under the heading “Experts” in the Report.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

August 9, 2018